UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 5, 2019

CareTrust REIT, Inc.

(Exact name of Registrant as Specified in its Charter)

Maryland	001-36181	46-3999490
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

905 Calle Amanecer, Suite 300

San Clemente, CA 92673

(Address of Principal Executive Offices)

(949) 542-3130

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2019, CareTrust REIT, Inc. (the “Company”) entered into a Change in Control and Severance Agreement (the “CIC and Severance Agreement”) with each of Gregory K. Stapley (President and Chief Executive Officer), William M. Wagner (Chief Financial Officer), David M. Sedgwick (Chief Operating Officer) and Mark Lamb (Chief Investment Officer).

The CIC and Severance Agreement provides that if an executive’s employment is terminated by the Company without cause or by the executive for a good reason, the executive will be entitled to receive the following benefits: (1) a lump sum payment equal to one times (or two times for Mr. Stapley) the executive’s annual base salary, (2) a lump sum payment equal to a pro-rata portion of the executive’s target annual cash incentive opportunity, and (3) reimbursement of the premiums charged to continue the executive’s and his dependents’ benefits under COBRA for up to 18 months (and subject to earlier termination upon the executive beginning new full-time employment) (the “COBRA Benefits”).

If an executive’s termination without cause or for good reason occurs upon or following a change in control of the Company, then in lieu of the benefits described above, the executive will be entitled to receive the following benefits: (1) a lump sum payment equal to two times (or three times for Mr. Stapley) the sum of the executive’s annual base salary plus average annual cash incentive opportunity actually earned for the three years preceding the year in which the executive’s termination of employment occurs, (2) full vesting of all outstanding equity awards (with any performance-based awards vesting at the target performance level) and (3) the COBRA Benefits. No executive is entitled to receive a “gross-up” or similar payment for any excise taxes that may become payable in connection with a change in control of the Company, and, depending on what results in the best after-tax benefit for the executive, benefits may be “cut back” instead in such circumstances.

If an executive’s employment is terminated as a result of an authorized retirement, the executive will be entitled to receive the COBRA Benefits, full vesting of all outstanding time-based equity awards and continued eligibility to vest in any outstanding performance-based equity awards that may become earned based on actual performance.

If an executive’s employment terminates due to the executive’s death or disability, the executive will be entitled to receive (1) a lump sum payment equal to the executive’s target annual cash incentive opportunity, (2) full vesting of all outstanding equity awards (with any performance-based awards vesting at the target performance level) and (3) the COBRA Benefits (but only for up to 12 months).

In order to receive any of the foregoing benefits payable upon a termination without cause, for good reason or an authorized retirement, the executive must execute and not revoke a full release of claims in favor of the Company.

The CIC and Severance Agreement includes an indefinite restriction on an executive’s disclosure of the Company’s confidential information and a 2-year post termination restriction on an executive’s solicitation of the Company’s employees and independent contractors.

The foregoing summary is qualified in its entirety by reference to the full text of the CIC and Severance Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

10.1	Form of Change in Control and Severance Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2019	CARETRUST REIT, INC.

	By:	/s/ William M. Wagner
	Name:	William M. Wagner
	Title:	Chief Financial Officer, Treasurer and Secretary